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                                                                    Exhibit 10.7

                              AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT


      THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is entered into as of July 8, 1999 (the "Effective Date"), by and between OpenSite Technologies, Inc., a Delaware corporation (the "Corporation"), and Kip A. Frey (the "Executive"), an individual residing in Orange County, North Carolina.


                              W I T N E S S E T H:

      WHEREAS, the parties hereto entered into an Executive Employment Agreement dated as of August 10, 1998 and wish to amend and restate such Executive Employment Agreement; and

      WHEREAS, the Corporation is engaged in the development and sale of auction software for the Internet; and

      WHEREAS, the Corporation wishes to employ Executive, and Executive desires to accept employment with the Corporation, all upon the terms and conditions enumerated below; and

      WHEREAS, as a part of said employment by the Corporation, Executive is expected to make new contributions of value to the Corporation and Executive will otherwise have access to confidential and proprietary information of the Corporation; and

      WHEREAS, the Corporation desires to receive from Executive a covenant not to disclose certain information relating to the Corporation's business and certain other covenants.

      NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein, and of other good and valuable consideration, including the employment of Executive by the Corporation and the compensation received by Executive from the Corporation from time to time, and specifically the compensation to be received by the Executive pursuant to paragraphs 5(a), (b) and (d) herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

      1. EMPLOYMENT. The Corporation hereby employs Executive and Executive hereby accepts employment by the Corporation upon the terms and conditions set forth herein. Upon the termination of this Agreement as provided herein, Executive's employment with the Corporation shall immediately terminate subject to the terms and conditions of this Agreement. Executive agrees to serve as the President of the Corporation and as a member of the Board of Directors of the Corporation (the "Board of Directors"). Executive further agrees to serve as the Chief Executive Officer of the Corporation beginning as of March 1, 1999. Executive's principal responsibilities are set forth on Exhibit A attached hereto.
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      2. TERM. Subject to the provisions for termination that are provided herein, the term of this Agreement shall be deemed to have commenced on the Effective Date and shall continue until December 31, 2002 (the "Initial Term"), and thereafter shall automatically be renewed on a year-to-year basis on the same terms and conditions set forth herein unless terminated as provided herein or unless amended or modified by mutual agreement of the parties hereto. (As used throughout this Agreement, "Term" shall include the Initial Term and any renewals thereof in accordance with the terms and conditions of this Agreement).

      3. DUTIES. Executive shall faithfully perform all duties set forth on Exhibit A attached hereto and in the Bylaws of the Corporation related to the position held and those additional duties that are prescribed from time to time by the Board of Directors.

      4. EXCLUSIVE SERVICE. Executive agrees to devote his full time and attention to the performance of his duties and responsibilities on behalf of the Corporation and in furtherance of only its best interests; provided, however, that Executive shall be permitted to engage in the following outside activities:
(a) teaching evening classes at Duke University; and (b) serving as the shareholder representative of certain present and former employees of Accipiter, Inc. who were shareholders of Accipiter, Inc. All conflicts between the Executive's duties under this Agreement and the foregoing outside activities shall be resolved in favor of the Corporation, and the Board of Directors may reasonably revoke its consent to the Executive engaging in any such outside activities if such a conflict arises. Executive agrees to comply with all policies, standards and regulations of the Corporation now existing or hereafter promulgated.

      5. COMPENSATION. During the Term of this Agreement, Executive's compensation shall be determined and paid as follows (all payments are subject to required withholding):

            (a) BASE SALARY. Executive shall receive as compensation an annual salary of One Hundred and Fifty Thousand Dollars ($150,000) through and including May 31, 1999 and of Two Hundred Thousand Dollars ($200,000) beginning as of June 1, 1999, to be paid consistent with the payroll payment schedule of the Corporation.

            (b) BONUSES. As soon as reasonably practicable after the consummation of the sale of the Series B Convertible Preferred Stock of the Corporation, the Compensation Committee of the Board of Directors and Executive shall agree upon an annual bonus plan to be applicable to Executive for the Company's 1998 fiscal year, with the anticipated or targeted amount of such bonus being Fifty Thousand Dollars ($50,000), subject to increase or a decrease based upon extraordinary performance as determined by the Board of Directors. For each fiscal year of the Corporation beginning as of the 1999 fiscal year, Executive shall be paid a target bonus of fifty percent (50%) of his annual base salary based upon the achievement of goals that have been agreed to by Executive and by the Compensation Committee of the Board of Directors of the Corporation and subject to increase or decrease based upon extraordinary performance as determined by the Compensation Committee of the Board of Directors. Prior to the beginning of each fiscal year thereafter, the Board of Directors and Executive shall agree on an annual bonus plan to be applicable to Executive for such fiscal year. All such bonuses shall be paid semi-annually. Nothing in this paragraph shall obligate the Corporation to pay Executive any


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      amount as a bonus until such amount has been determined and declared by the Board of Directors; but the Corporation and Executive currently contemplate that Executive shall be eligible to receive bonuses.

            (c) BENEFITS. In addition to Executive's salary, Executive shall receive those benefits provided from time to time by the Corporation to other executive employees of the Corporation. All such benefits are subject to change from time to time by the Corporation without the consent of Executive or any other employee of the Corporation.

            (d) PERFORMANCE BASED STOCK OPTION. If the Corporation institutes a performance based stock option program for its senior management in addition to the Corporation's existing Stock Option Plan, Executive shall be entitled to participate in such program on a basis commensurate with Executive's duties and compensation as compared to other employees of the Corporation. Any stock option program instituted by the Corporation shall be subject to modification by the Corporation at any time or from time to time without the consent of Executive, except that any modification that would adversely affect the options previously awarded to Executive shall not be made without the prior written consent of Executive. Nothing in the paragraph shall obligate the Corporation to institute a stock option program or award options to Executive; however, the Corporation and Executive currently contemplate that Executive shall be entitled to receive such options.

            (e) VACATION. Executive shall be entitled to four (4) weeks of paid vacation per fiscal year (with the vacation for any partial year being prorated). Any vacation not used in any fiscal year may not be carried forward to any subsequent fiscal year.

            (f) BUSINESS EXPENSES. If Executive complies with the policies for reimbursement or advance of business expenses established from time to time by the Board of Directors, the Corporation shall pay all reasonable expenses incurred by Executive directly related to conduct of the business of the Corporation including, without limitation, the cost of Executive's monthly cellular phone expenses; the cost of Executive's monthly fee for Internet access from his home computer; and the cost of any additional products or services that will be used by Executive for his home office and approved in advance by the Board of Directors of the Corporation.

      6. TERMINATION. This Agreement shall or may be terminated, as the case may be, upon the terms and conditions hereinafter provided:

            (a) VOLUNTARY TERMINATION. This Agreement shall be considered voluntarily terminated by the parties if Executive or the Corporation shall have given written notice to the other of their intention not to renew this Agreement for any subsequent year after the Initial Term, such notice to be delivered at least ninety (90) days prior to the last day of the Initial Term or any renewal Term.

            (b) INVOLUNTARY TERMINATION. The Corporation may terminate this Agreement upon notice in writing to Executive (or his personal representative) in any of the following events:


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                  (i) Upon the death of Executive, in which case this Agreement immediately shall be terminated; provided such termination shall not prejudice any benefits payable to Executive's spouse or beneficiaries which are fully vested as of the date of Executive's death.

                  (ii) If Executive becomes "permanently disabled," as
            hereinafter defined, in which case this Agreement immediately shall be terminated; provided such termination shall not prejudice any benefits payable to Executive or Executive's spouse or beneficiaries which are fully vested as of the date that Executive becomes permanently disabled.

                        (1) For purposes of this Agreement, Executive shall be
                  considered "permanently disabled" when a qualified medical doctor mutually acceptable to the Corporation and Executive or his personal representative shall have certified in writing that: (i) he is unable because of a medically determinable physical or mental disability to perform substantially all of his duties hereunder for more than one hundred eighty (180) calendar days measured from the last full day of work or (ii) by reason of mental or physical disability, it is unlikely that he will be able, within one hundred eighty (180) calendar days, to resume substantially all business duties and responsibilities in which he was previously engaged and otherwise discharge his duties under this Agreement.

                  (iii) In the event of the liquidation, dissolution or
            discontinuance of business by the Corporation in any manner or the filing of any petition by or against the Corporation under any federal or state bankruptcy or insolvency laws, which petition shall not be dismissed within sixty (60) days after filing; provided such termination shall not prejudice Executive's rights as a shareholder or a creditor of the Corporation.

                  (iv) Executive's employment with the Corporation shall be deemed to be "constructively terminated" if, after a Change in Control (as defined below) (1) Executive's principal place of business as an employee of the Corporation has been moved more than twenty-five (25) miles from Chapel Hill, North Carolina; or (2) any part of Executive's total annual compensation package has been decreased without his consent; or (3) Executive is notified by the Corporation that he will not be retained upon the same terms and conditions as provided in this Agreement; or (4) Executive has been demoted to a lesser position than provided in Section 1 of this Agreement; provided however, that Executive's employment with the Corporation shall not be deemed to be "constructively terminated" unless, within a reasonable time after learning of the action described herein as the basis for a constructive termination, Executive shall advise the Corporation in writing that he considers his employment with the Corporation to have been constructively terminated pursuant to this


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                  Section 6(b)(iv) and the Corporation shall not have cured such action within fifteen (15) days of such notice.

                        (1) For purposes of this Agreement, a "Change in
                  Control" of the Corporation shall be deemed to have occurred if (i) any "person," or persons acting as a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), but excluding any person that was a stockholder of the Corporation on the date of the Agreement (a) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, or (b) acquires or obtains the power, whether through share ownership, contract, proxy, voting agreement or otherwise to vote more than 50% of the combined voting power of the Corporation's outstanding securities, or (ii) the Corporation or its stockholders dispose of all or substantially all of the assets of the Corporation. In no event shall an initial public offering of the securities of the Corporation be deemed a "Change in Control."

                  (v) At the election of the Corporation for "cause," as
            hereinafter defined, immediately upon written notice to Executive. "Cause" shall be determined by the Board of Directors and shall mean:

                        (1) Any action that is illegal or not in good faith
                  which is materially detrimental to the interest and well-being of the Corporation; or

                        (2) Any failure by Executive to fully disclose any
                  material conflict of interest he may have with the Corporation in a transaction between the Corporation and any third party which is materially detrimental to the interest and well-being of the Corporation; or

                        (3) Any adverse act or omission by Executive (a) which
                  would be required to be disclosed pursuant to public securities laws and (b) which would preclude the Corporation or any entity affiliated with the Corporation from selling securities under any Federal or state law or which would disqualify the Corporation or any affiliated entity from any exemption otherwise available to it, all of which are materially detrimental to the interest and well-being of the Corporation; or

                        (4) Any material breach of the terms of this Agreement
                  by Executive, or the failure of Executive to diligently and properly perform his duties for the Corporation, such breach or failure to be determined in the reasonable judgment of the Board of Directors and which breach or failure is not corrected within sixty (60) days after written notice of such breach or failure by the Board of Directors; or


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                        (5) Any material failure by Executive to comply with the
                  reasonable policies and/or directives of the Board of Directors, to the best of his abilities, which failure is not corrected within sixty (60) days after written notice of such failure has been given to Executive.

                  (vi) At the election of the Corporation "without cause" upon ninety (90) days written notice to Executive. At any time during such ninety (90) day period, the Corporation may terminate Executive's services to the Corporation subject to the payment by the Corporation of Executive's salary and benefits for the remainder of such ninety (90) day period and the severance pursuant to Section 7 hereof.

      7. SALARY UPON TERMINATION; SEVERANCE. Except as specified below, upon termination of Executive's employment with the Corporation, Executive shall be paid all salary accrued and owing to Executive upon the termination date. Upon termination of Executive's employment by the Corporation (other than termination by the Corporation permitted by Section 6(b)(i), 6(b)(ii), 6(b)(iii), or 6(b)(v)), then Executive shall be entitled to receive, from the date of termination, (a) his then-current base salary for a period of twelve (12) months commencing on the date of termination, which will be payable in accordance with the then-current payroll policies at such times as such salary would have been paid had such termination not occurred; (b) all benefits payable in accordance with this Agreement for a period of twelve (12) months commencing on the date of termination; and (c) his pro-rata portion of the amount of any bonuses established by the Board of Directors; provided that the targets or goals for earning such bonuses are achieved on a pro-rata basis; and furthermore all unexercisable stock options held by Executive shall fully accelerate and become fully exercisable as of the date of termination.

      8. Stock Purchase. Executive hereby subscribes for and purchases 650,000 shares of the common stock of the Corporation, par value $0.01 per share, at the price of $0.10 per share. The purchase price for such shares shall be evidenced by a Demand Promissory Note made and delivered by Executive to the Corporation in the form attached hereto as Exhibit B.

      9. CONFIDENTIALITY AND COVENANT NOT TO COMPETE.

            (a) Confidentiality. Executive acknowledges that, in and as a result of his employment by the Corporation, he has been and will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value, including, without limitation, the Corporation's trade secrets, products, services, systems, programs, procedures, manuals, guides (as periodically updated or supplemented), confidential reports and communications (including, without limitation, customer information, technical information on the performance and reliability of the Corporation's products or services and the development or acquisition of future products or services) and lists of customers, as well as the nature and type of the service rendered by the Corporation and the fees paid by the Corporation's customers. Executive further acknowledges that any information and materials received by the Corporation or Executive from third parties in confidence (or subject to non-disclosure covenants) shall be deemed to be and shall be confidential information within the meaning of this Section 9(a). As a material inducement to the


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      Corporation to continue to employ Executive and to pay to Executive compensation as set forth herein for such services to be rendered to the Corporation by Executive (it being understood and agreed by the parties hereto that such compensation shall also be paid and received in consideration hereof), Executive covenants and agrees that he shall not, except with the prior written consent of the Board of Directors, at any time during or following the termination of his employment with the Corporation, directly or indirectly, divulge, use, reveal, report, publish, transfer or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment with the Corporation, including, without limitation, any "Proprietary Information," as hereinafter defined. The aforementioned obligation of confidentiality and non-disclosure shall not apply when:

                  (i) Public Domain. The Proprietary Information disclosed to
            Executive was in the public domain at the time of disclosure, or at any time after disclosure has become a part of the public domain by publication or otherwise through sources other than Executive, directly or indirectly, and without fault on the part of Executive in failing to keep such information confidential; or

                  (ii) Requirement of Law or Order. Disclosure is required by law or court order, provided Executive gives the Corporation prior written notice promptly upon learning that such disclosure is sought so that the Corporation may intervene; or

                  (iii) Agreement. Disclosure is made with the prior written agreement of an authorized officer of the Corporation or the Board of Directors; or

                  (iv) Prior Information. The information was in Executive's possession prior to the Effective Date, as shown by written records in existence prior to the Effective Date; or

                  (v) Third Party Disclosure. The Proprietary Information is
            lawfully disclosed to Executive after the termination of his employment by a third party who is under no obligation of confidentiality to the Corporation with respect to such information; or

                  (vi) Independently Developed. Such information is
            independently developed by Executive subsequent to the termination of his employment with the Corporation, as demonstrated by written records of Executive which are contemporarily maintained.

            (b) COVENANT NOT TO COMPETE. It is recognized and understood by the parties hereto that Executive, through his association with the Corporation as an employee, has and shall acquire a considerable amount of knowledge and goodwill with respect to the business of the Corporation, which knowledge and goodwill are extremely valuable to the Corporation and which would be extremely detrimental to the Corporation if used by Executive to compete with the Corporation. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Corporation, it is necessary


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            to afford fair protection to the Corporation from such unfair competition by Executive. Consequently, as material inducement to employ Executive in the aforementioned position, Executive covenants and agrees to the following:

                  (i) that at any time while engaged as an employee of the
            Corporation and for a period of one (1) year following his termination, he will not, directly or indirectly, with or through any family member or former director, officer or employee of the Corporation, or acting alone or as a director, employee, agent, consultant, member of a partnership, firm, corporation or other entity or as a holder of more than 5% of any security of any class of any corporation or other business entity:

                        (1) engage anywhere in the world (the "Noncompetition
                  Area") in any business related to (i) the development and marketing of software for conducting auctions and other similar interactive sales methods and (ii) maintenance, integration, customization, and other services related to such products or (iii) such other business then being actively pursued or reasonably anticipated to be pursued by the Corporation at the time of such termination; or

                        (2) interfere with, or seek to interfere with, the
                  relationship between the Corporation and any affiliate of the Corporation with the following: (a) any of the employees of such entities; (b) any of the customers of such entities then existing or existing at any time within three years prior to termination of Executive's employment with the Corporation; or
                  (c) any of the suppliers of such entities then existing or existing at any time within five (5) years prior to termination of Executive's employment with the Corporation; or

                        (3) directly or indirectly recruit or hire any person
                  who is or had been in the prior three (3) months an employee of the Corporation or any affiliate of the Corporation or induce or attempt to induce any employee of the Corporation or any affiliate of the Corporation to terminate his or her employment with, or otherwise cease his or her relationship with, the Corporation or any affiliate of the Corporation.

                  (ii) In the event that paragraph 9(b)(i)(1) shall be
            determined by a court of competent jurisdiction to define too broad a territory to be enforceable , then the Noncompetition Area shall be the continents of Europe, Asia, North America and South America.

                  (iii) In the event that paragraphs 9(b)(i)(1) and 9(b)(ii)
            shall be determined by a court of competent jurisdiction to define too broad a territory to be enforceable, then the Noncompetition Area shall be the continents of North America and South America.


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                  (iv) In the event that paragraphs 9(b)(i)(1), 9(b)(ii) and
            9(b)(iii) shall be determined by a court of competent jurisdiction to define too broad a territory to be enforceable, then the Noncompetition Area shall be the United States of America.

                  (v) In the event that paragraphs 9(b)(i)(1), 9(b)(ii),
            9(b)(iii) and 9(b)(iv) shall be determined by a court of competent jurisdiction to define too broad a territory to be enforceable, the Noncompetition Area shall be each state in which the Corporation has sold any products to any customer;

                  (vi) In the event that paragraphs 9(b)(i)(1), 9(b)(ii),
            9(b)(iii), 9(b)(iv) and 9(b)(v) shall be determined by a court of competent jurisdiction to define too broad a territory to be enforceable, the Noncompetition Area shall be the states of California, Florida, Georgia, New York, North Carolina, South Carolina, Texas and Virginia;

                  (vii) In the event that paragraphs 9(b)(i)(1), 9(b)(ii),
            9(b)(iii), 9(b)(iv), 9(b)(v) and 9(b)(vi) shall be determined by a court of competent jurisdiction to define too broad a territory to be enforceable, the Noncompetition Area shall be the state of North Carolina.

      10. DEFINITION OF PROPRIETARY INFORMATION. For purposes of this Agreement, the term "Proprietary Information" shall mean all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectable by copyright) which Executive receives, receives access to, conceives of or develops, in whole or in part, as a direct or indirect result of his employment with the Corporation, in the course of his employment with the Corporation (in any capacity, whether executive, managerial, planning, technical, sales, research, development or otherwise) or through the use of any of the Corporation's facilities or resources:

            (a) Products and any related goods and any and all future products derived therefrom;

            (b) With respect to the items described in Section 9(a) above, all hardware and software relating thereto; all source and object codes to such hardware and software; all specifications, design concepts, documents and manuals; all security systems relating to the services or procedures, including, without limitation, software security systems;

            (c) Trade secrets, processes, marketing techniques, software programs, marketing plans, formulae, data, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, customer site information, pricing strategies and other materials or information relating to the manner in which the Corporation does business;

            (d) Discoveries, concepts and ideas, whether or not patentable or protectable by copyright, including, without limitation, the nature and results of research and development


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      activities, technical information on product or program performance and reliability, processes, formulas, techniques, "know-how," source codes, object codes, designs, drawings and specifications;

            (e) Any other materials or information related to the business or activities of the Corporation which are not generally known to others engaged in similar businesses or activities;

            (f) Any other materials or information that has been created, discovered or developed, or otherwise become known to the Corporation which has commercial value in the business in which the Corporation is engaged; and

            (g) All ideas which are derived from or relate to Executive's access to or knowledge of any of the above-enumerated materials and information.

      Failure to mark any of the Proprietary Information as confidential shall not affect its status as Proprietary Information under the terms of this Agreement.

      11. OWNERSHIP OF INFORMATION.

            (a) Executive hereby assigns to the Corporation all of Executive's right, title and interest in any idea (whether or not patentable or protectable by copyright), invention, computer software program or other computer-related equipment or technology, conceived or developed in whole or in part, or in which Executive may have aided development, while employed by the Corporation, including, without limitation, any Proprietary Information. If any one or more of the aforementioned are deemed in any way to fall within the definition of "work made by hire," as such term is defined in 17 U.S.C. Section 101, such work shall be considered "work made for hire," copyright of which shall be owned solely by, or assigned or transferred completely and exclusively to the Corporation. Executive agrees to execute all documents, agreements, and all other instruments and to do all other things reasonably requested by the Corporation (both during and after Executive's employment with the Corporation) in order to more fully vest in the Corporation all ownership rights in those items thereby transferred by Executive to the Corporation. Executive further agrees to disclose immediately to the Corporation all Proprietary Information conceived of or developed in whole or in part by him during the term of his employment with the Corporation and to assign to the Corporation any right, title or interest he may have in such Proprietary Information.

            (b) Notwithstanding anything in this Agreement to the contrary, the obligation of Executive to assign or offer to assign his rights in an invention to the Corporation shall not extend or apply to an invention that Executive developed entirely on his own time without using the Corporation's equipment, supplies, facility or trade secret information unless such invention (i) relates to the Corporation's business or actual or demonstrably anticipated research or development, or (ii) results from any work performed by Executive for the Corporation. Executive shall bear the burden of proof in establishing that his invention qualifies for exclusion under this Section 11(b). With respect to Section 11(b), it


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      is agreed and acknowledged that during Executive's employment, the
      Corporation, with the concurrence of its Board of Directors and consistent with the Corporation's mission, may enter other lines of business, which are related or unrelated to its current lines of business, in which case this Agreement would be expanded to cover such new lines of business.

      12. INDEMNIFICATION.

            (a) Executive agrees to indemnify and hold harmless the Corporation, its directors, officers, agents and employees against any liabilities and expenses, including amounts paid in settlement, incurred by any of them in connection with any claim by any of Executive's prior employers that the termination of Executive's employment with such employer, Executive's employment by the Corporation, or use of any of Executive's skills and knowledge by the Corporation is a violation of contract or law.

            (b) The Corporation shall defend, indemnify, hold harmless, and pay defense costs, liabilities, and expenses, including amounts paid in settlement for Executive resulting from his actions as an officer, director or employee of the Corporation to the fullest extent permitted by law; provided that, such actions were not taken by Executive in bad faith.

      13. EXECUTIVE REPRESENTATIONS.

            (a) Executive represents that his performance of all of the terms of this Agreement and as an employee does not and will not breach any agreement to keep in confidence proprietary information acquired by Executive in confidence or in trust prior to Executive's employment by the Corporation. Executive represents that he has not entered into, and agrees not to enter into, any agreement either oral or written in conflict herewith.

            (b) Executive understands as part of the consideration for this Agreement and for Executive's employment or continued employment by the Corporation, that Executive has not brought and will not bring with Executive to the Corporation, or use in the performance of Executive's responsibilities for the Corporation, any materials or documents of a former employer which are not generally available to the public or which did not belong to Executive prior to his employment with the Corporation, unless Executive has obtained written authorization from the former employer or other owner for their possession and use and provided the Corporation with a copy thereof.

            (c) Executive understands that during his employment for the Corporation he is not to breach any obligation of confidentiality that Executive has to a former employer or any other person or entity.

      14. RECORDS. All notes, data, tapes, reference materials, sketches, drawings, memoranda, models and records in any way relating to any of the information referred to in Sections 9(a) (excluding (i) through (vi) thereof), 10 and 11(a) hereof (including without limitation, any Proprietary Information) or to the Corporation's business shall belong exclusively to the Corporation and Executive agrees to turn over to the Corporation all such materials and all copies


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of such materials in his possession or then under his control at the request of the Corporation or, in the absence of such request, upon the termination of Executive's employment with the Corporation.

      15. REASONABLENESS OF RESTRICTIONS.

            (a) Executive has carefully read and considered the provisions of Sections 9, 10, and 11 hereof and, having done so, agrees that the restrictions set forth therein are fair and reasonable and are reasonably required for the protection of the interests of the Corporation, its officers, directors, stockholders and employees. Executive further acknowledges that the nature of the Corporation's services are such that its natural market is the entire world. Accordingly, Executive agrees that the length of time, geographic area and any other restrictions contained in this Agreement are reasonable to protect the legitimate interests of the Corporation and do not unfairly restrict or penalize Executive.

            (b) In the event that, notwithstanding the foregoing, any part of the covenants set forth in Sections 9 through 14 hereof shall be held to be invalid and unenforceable, the court so deciding may reduce or limit the terms of such provision to allow such provision to be enforced.

      16. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power granted hereunder at any particular time be deemed a waiver or relinquishment of such rights or power at any time or times. Each party agrees and acknowledges that nothing herein shall be construed to prohibit the other party from pursuing any remedies available to it for breach or threatened breach of this Agreement, including the recovery of money damages.

      17. REMEDY. Executive understands and agrees that the Corporation may suffer irreparable harm in the event that Executive breaches any of his obligations under this Agreement and that monetary damages may be inadequate to compensate the Corporation for such breach. Accordingly, Executive agrees that, in the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, the Corporation, in addition to and not in limitation of any other rights, remedies or damages available to the Corporation at law or in equity, shall be entitled to seek a permanent injunction in order to prevent or to restrain any such breach by Executive, or by Executive's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him; provided such injunction shall not affect Executive's ownership rights in the Corporation or compensation earned or due Executive.

      18. ATTORNEYS' FEES. In the event that it shall become necessary for either party to retain the services of an attorney to enforce any terms under this Agreement, the prevailing party, in addition to all other rights and remedies hereunder or as provided by law, shall be entitled to reasonable attorneys' fees and costs of suit.

      19. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) of this Agreement shall in no way affect the validity or enforceability of any other provision (or remaining part thereof).


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
      20. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of North Carolina, without reference to the choice of law provisions of such laws.

      21. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, in the case of Executive, to his address as shown on the Corporation's records, and in the case of the Corporation, to its principal office in the State of North Carolina.

      22. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors and permitted assigns. This Agreement shall be binding upon the Corporation and upon any successor corporation. Executive may not assign any of his rights or delegate any of his duties under this Agreement without the prior written consent of the Board of Directors of the Corporation.

      23. ENTIRE AGREEMENT. This Agreement and the several Exhibits hereto contains the entire agreement and understandings by and between the Corporation and Executive with respect to the covenants herein described, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time nor will it be deemed a valid waiver of such provision at any other time.

      24. CAPTIONS. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

      25. SURVIVAL OF COVENANTS. The provisions set forth in Sections 7 through 13 hereof shall survive the termination of this Agreement.

          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK. THE
                   SIGNATURES APPEAR ON THE FOLLOWING PAGE.]


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      IN WITNESS WHEREOF, the parties hereto have executed this Executive
Employment Agreement and affixed their seals as of the Effective Date.

                                          OPENSITE TECHNOLOGIES, INC.


                                          By: /s/
                                              ______________________________
                                             Name:
                                             Title:


                                          EXECUTIVE:

                                          /s/ Kip A. Frey
                                          _________________________________
                                          Kip A. Frey


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
                                    EXHIBIT A


      Executive's principal responsibilities are as follows: responsible for day-to-day operations and as the Chief Executive Officer of the Corporation; responsible, in consultation with the Board of Directors, for hiring the management team; responsible, in consultation with the Board of Directors, for overall profitability of the Corporation; reports to the Board of Directors of the Corporation.



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